 For Release
 July 29, 2010
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Second Quarter 2010 Results
Gross Margin Expands to Record Level &
Revenues up Sequentially and Year over Year

CALABASAS, Calif., July 29, 2010 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended June 30, 2010.

Second Quarter 2010 Highlights:
-	Consolidated Revenues grew 2.6% over Q209 and 8.5% over the first quarter of 2010.

-	Consolidated Gross Margin was a record 33.8%.

-	Adjusted EBITDA was up 63% sequentially

For the second quarter of 2010, consolidated revenues were $104.5 million, up 8.5% and 2.6% on a sequential quarter and year over year basis, respectively. The Company had net income of $0.9 million compared with a net loss of $0.3 million in the first quarter of 2010 and net income of $0.6 million in the second quarter of 2009. The Life Sciences segment revenues were $25.5 million, up 10.7% from the first quarter of 2010 and 12.1% from the second quarter of 2009. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $19.3 million, up 3.9% from the first quarter of 2010 but down 17.0% from the second quarter of 2009.  Nurse Travel revenues were $9.5 million, which included $2.1 million of revenue generated from supporting a customer that experienced a labor disruption during the quarter, compared with $9.0 million in the first quarter of 2010 and $14.0 million in the second quarter of 2009. Allied Healthcare revenues were $9.8 million, up 2.1% from the first quarter of 2010 and 6.1% from the second quarter of 2009. The Physician segment revenues were $18.4 million, down 2.4% from the first quarter of 2010 and 21.0% from the second quarter of 2009. The IT and Engineering segment revenues were $41.2 million, up 15.1% from the first quarter of 2010 and 26.8% from the second quarter of 2009.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. stated, “We are pleased that our gross margin expanded to a record level and revenues grew year over year and sequentially.”

Dameris concluded, “Now that consolidated revenues are growing, the benefits of having preserved our sales and recruiting personnel, expanded our gross margin and contained our operating costs, over the last 2 years, should be reflected in our profitability moving forward.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our second quarter consolidated gross margin was a record 33.8%. Gross margin for each segment expanded over those in the first quarter of 2010.

Our SG&A expenses were up from the first quarter due in part to higher commission expense related to the sequential quarterly increase in revenues, the acquisition of Cambridge and an increase in equity-based compensation. Capital expenditures were $1.5 million, amortization of intangibles was $0.4 million, depreciation was $1.5 million and stock-based compensation expense was $1.9 million.”

Third Quarter 2010 Financial Estimates
The Company’s financial estimates for the quarter ending September 30, 2010 are as follows:

•	Revenues of $111 to $115 million
•	Gross Margin of approximately 35%
•	SG&A of $33.7 to $34.0 million, including depreciation of approximately $1.5 million, amortization of approximately $0.5 million and approximately $1.9 million in equity-based compensation expense
•	Adjusted EBITDA of $9.0 to $10.2 million
•	Net income of $1.8 to $2.5 million
•	Earnings per diluted share of $0.05 to $0.07

The estimates above assume no deterioration in the staffing markets which On Assignment serves, high 30% year over year growth in IT and Engineering, mid 20% year over year growth in Life Sciences and year over year declines in the mid single digits in Healthcare and mid teens in Physician Staffing. The estimates also include approximately $1.3 million in revenue and $0.8 million in SG&A expenses related to Sharpstream Life Sciences Ltd., acquired by the Company in July 2010 and $2.2 million in revenue related to labor disruption at a customer of Nurse Travel.

On Assignment will hold its quarterly conference call to discuss its second quarter 2010 financial results this afternoon, Thursday, July 29, 2010 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference code is 88146532. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Thursday, July 29, 2010 through Friday, August 6, 2010 by dialing (800) 642-1687 or (706) 645-9291 with the access code 88146532.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 71 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2010.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 and our 10-Q for the quarter ended March 31, 2010, as filed with the SEC on May 10, 2010.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010	June 30, 2010	June 30, 2009

Revenues	$104,459	$101,834	$96,313	$200,772	$218,636
Cost of Services	69,163	68,437	65,490	134,653	148,255
Gross Profit	35,296	33,397	30,823	66,119	70,381
Selling, General and Administrative Expenses	31,964	29,985	29,831	61,795	63,114
Operating Income	3,332	3,412	992	4,324	7,267
Interest Expense	(1,607)	(2,059)	(1,560)	(3,167)	(3,146)
Interest Income	32	47	32	64	103
Income (Loss) before Income Taxes	1,757	1,400	(536)	1,221	4,224
Income Tax Provision (Benefit)	817	830	(234)	583	2,006
Net Income (Loss)	$940	$570	$(302)	$638	$2,218
Earnings (Loss) Per Share:
Basic	$0.03	$0.02	$(0.01)	$0.02	$0.06
Diluted	$0.03	$0.02	$(0.01)	$0.02	$0.06
Number of Shares and Share equivalents used to calculate earnings per share:
Basic	36,427	36,181	36,361	36,394	36,011

Diluted	37,150	36,385	36,361	37,165	36,188

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010	June 30, 2010	June 30, 2009
Revenues:
Life Sciences	$25,511	$22,749	$23,050	$48,561	$48,125

Healthcare Staffing	19,300	23,252	18,576	37,876	54,763

Physician Staffing	18,417	23,320	18,871	37,288	45,064

IT and Engineering	41,231	32,513	35,816	77,047	70,684
Consolidated Revenues	$104,459	$101,834	$96,313	$200,772	$218,636

Gross Profit:
Life Sciences	$8,115	$7,244	$7,294	$15,409	$15,346

Healthcare Staffing	5,752	6,616	4,969	10,721	14,923

Physician Staffing	6,280	7,584	5,989	12,269	14,126

IT and Engineering	15,149	11,953	12,571	27,720	25,986
Consolidated Gross Profit	$35,296	$33,397	$30,823	$66,119	$70,381

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010	June 30, 2010	June 30, 2009
Cash provided by Operations	$8,061	$13,244	$6,412	$14,473	$31,402
Capital Expenditures	1,516	947	1,320	2,836	2,585

 SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	June 30, 2010	June 30, 2009	March 31, 2010
Cash and Cash Equivalents	$30,483	$44,505	$30,250
Accounts Receivable, net	52,237	51,226	50,375
Intangible Assets, net	234,405	231,149	227,712
Total Assets	351,194	365,176	346,711
Current Portion of Long-Term Debt	--	--	--
Current Liabilities	35,827	38,831	35,371
Long-Term Debt	77,913	100,913	77,913
Other Long-Term Liabilities	9,552	3,056	6,928
Stockholders’ Equity	227,902	222,376	226,499

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2010		June 30, 2009		March 31, 2010
Net Income (Loss)	$940	$0.03	$570	$0.02	$(302)	$(0.01)
Interest Expense, net	1,575	0.04	2,012	0.06	1,528	0.04
Income Tax Provision (Benefit)	817	0.02	830	0.02	(234)	(0.01)
Depreciation	1,477	0.04	1,460	0.04	1,425	0.04
Amortization of Intangibles	448	0.01	1,538	0.04	625	0.02
EBITDA	5,257	0.14	6,410	0.18	3,042	0.08
Equity-based Compensation	1,885	0.05	1,062	0.03	1,334	0.04
Adjusted EBITDA	$7,142	$0.19	$7,472	$0.21	$4,376	$0.12

Weighted Average Common and Common Equivalent Shares Outstanding	37,150		36,385		36,361

	Six Months Ended
	June 30, 2010		June 30, 2009
Net Income	$638	$0.02	$2,218	$0.06
Interest Expense, net	3,103	0.08	3,043	0.08
Income Tax Provision	583	0.01	2,006	0.06
Depreciation	2,902	0.08	2,972	0.08
Amortization of Intangibles	1,073	0.03	3,076	0.09
EBITDA	8,299	0.22	13,315	0.37
Equity-based Compensation	3,219	0.09	2,207	0.06
Adjusted EBITDA	$11,518	$0.31	$15,522	$0.43

Weighted Average Common and Common Equivalent Shares Outstanding	37,165		36,188

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	September 30, 2010
Net Income	$1,800	$2,500
Interest Expense	1,600	1,600
Income Tax Provision	1,700	2,200
Depreciation and Amortization	2,000	2,000
EBITDA	7,100	8,300
Equity-based Compensation	1,900	1,900
Adjusted EBITDA	$9,000	$10,200

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

	Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q2 2010	$ 25,511	$ 9,761	$ 9,539	$ 19,300	$ 18,417	$ 41,231	$ 104,459
Q1 2010	$ 23,050	$ 9,564	$ 9,012	$ 18,576	$ 18,871	$ 35,816	$ 96,313
% Sequential Change	10.7%	2.1%	5.8%	3.9%	(2.4%)	15.1%	8.5%
Q2 2009	$ 22,749	$ 9,204	$ 14,048	$ 23,252	$ 23,320	$ 32,513	$ 101,834
% Year-over-Year Change	12.1%	6.1%	(32.1%)	(17.0%)	(21.0%)	26.8%	2.6%

Gross Margins:
Q2 2010	31.8%	33.0%	26.5%	29.8%	34.1%	36.7%	33.8%
Q1 2010	31.6%	30.8%	22.4%	26.7%	31.7%	35.1%	32.0%
Q2 2009	31.8%	33.9%	24.9%	28.5%	32.5%	36.8%	32.8%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	June 30, 2010	March 31, 2010
Percentage of Revenues:
Top Ten Clients	7.6%	7.3%
Direct Hire/Conversion	2.6%	2.2%

Bill Rate:
% Sequential Change	1.2%	(1.2%)
% Year-over-Year Change	(4.1%)	(5.4%)

Bill/Pay Spread:
% Sequential Change	0.1%	(1.3%)
% Year-over-Year Change	(6.9%)	(8.9%)

Average Headcount:
Contract Professionals (CP)	3,453	3,368
Staffing Consultants (SC)	619	580

Productivity:
Gross Profit per SC	$57,000	$53,000